Exhibit 99.4
Consent of Independent Registered Public Accounting Firm
The Board of Directors and Stockholders
JEFFERIES GROUP, INC.:
We consent to the incorporation by reference in the Registration Statements No. 333-84079 dated July 29, 1999, and No. 333-107014 dated July 14, 2003, on Form S-8, No. 333-74723 on Form S-4, and No. 001-14947 dated April 20, 1999 on Form 10 of Jefferies Group, Inc. of our report dated February 27, 2009, except for Notes 1 and 11 as to which the date is June 24, 2009, with respect to the consolidated statements of financial condition of Jefferies Group, Inc. and subsidiaries as of December 31, 2008 and 2007, and the related consolidated statements of earnings, changes in stockholders’ equity, cash flows and comprehensive income for each of the years in the three-year period ended December 31, 2008, and our report on the effectiveness of internal control over financial reporting as of December 31, 2008 dated February 27, 2009, which reports appear in the current report on Form 8-K of Jefferies Group, Inc. dated June 24, 2009, incorporated by reference in the Registration Statements. Our report on the consolidated financial statements refers to the Company’s adoption of Statement of Financial Accounting Standards No. 160, “Non-controlling Interests in Consolidated Financial Statements — an amendment of Accounting Research Bulletin No. 51”, and FSP EITF 03-06-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities”.
/s/ KPMG LLP
New York, New York
June 24, 2009